Exhibit 99.1

America Service Group Announces First Quarter Results

Company Maintains Guidance for Full Year 2011 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 28, 2011--America Service Group Inc. (NASDAQ:ASGR) announced today results for the first quarter March 31, 2011, and maintained its guidance for full-year 2011 results.

Income Statement Presentation Format as a Result of United States Generally Accepted Accounting Principles (“GAAP”) Related to Discontinued Operations

As noted in its 2010 annual report on Form 10-K, the Company is applying the discontinued operations provisions of GAAP to all service contracts that expire subsequent to January 1, 2002. In accordance with GAAP, the results of operations of contracts that expire, less applicable income taxes are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The GAAP accounting presentation as it relates to discontinued operations and the Company’s expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

As a result of the application of GAAP related to discontinued operations, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

Results for First Quarter Ended March 31, 2011

Healthcare revenues from continuing contracts for the first quarter of 2011 were $153.9 million, a decrease of 3.8% over the prior year quarter. Total Revenues, which include revenues from continuing and discontinued contracts, for the first quarter of 2011 were $153.7 million, a decrease of 6.3% from the prior year quarter.

Healthcare expenses from continuing contracts for the first quarter of 2011 were $139.8 million, or 90.8% of healthcare revenues, as compared with $144.6 million, or 90.4% of healthcare revenues, in the prior year quarter. Total Healthcare Expenses, which include expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the first quarter of 2011 were $139.6 million, or 90.8% of Total Revenues, as compared with $148.8 million, or 90.7% of Total Revenues, in the prior year quarter. One of the most volatile components of the Company’s Total Healthcare Expenses each period relates to professional liability expenses. Total professional liability expenses, which include policy premiums, current year loss provision, adjustments to prior year loss provisions, actuarial adjustments and administrative claim management expenses, were 3.6% of Total Healthcare Expenses for the first quarter of 2011, as compared with 2.8% of Total Healthcare Expenses in the prior year quarter.

Gross margin from continuing contracts for the first quarter of 2011 was $14.1 million, or 9.2% of healthcare revenues, as compared with $15.3 million, or 9.6% of healthcare revenues, in the prior year quarter. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the first quarter of 2011 was $14.1 million, or 9.2% of Total Revenues, as compared with $15.3 million, or 9.3% of Total Revenues, in the prior year quarter.

Selling, general and administrative expenses for the first quarter of 2011 were $8.7 million, or 5.7% of healthcare revenues, as compared with $8.9 million, or 5.5% of healthcare revenues, in the prior year quarter. Included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2011 incentive compensation plan of $451,000 for the first quarter of 2011. This compares with accrued bonus expense related to the Company’s 2010 incentive compensation plan of $1.5 million in the prior year quarter. Also, included in selling, general and administrative expenses is share-based compensation expense of $324,000 in the first quarter of 2011, compared with $418,000 of share-based compensation expense for the first quarter of 2010. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the first quarter of 2011 were 5.4%, as compared with 5.1% in the prior year quarter.

The Company incurred $1.3 million of expenses in the first quarter of 2011 related to the merger transaction announced by the Company on March 3, 2011. For further information related to the pending merger transaction, see the section titled “Merger Update” below.

Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, the findings of which were reported in March 2006, for the quarters ended March 31, 2011 and 2010, were $43,000 and $153,000, respectively. The expenses incurred in the quarters ended March 31, 2011 and March 31, 2010, are primarily due to legal expenses incurred as part of the Company reaching a settlement in principle on February 19, 2010, regarding the shareholder litigation filed against the Company and certain individual defendants on April 6, 2006, and related litigation filed by the Company against one of its insurance carriers discussed below.

The settlement regarding the shareholder litigation, which received final Court approval on October 15, 2010, provided for payment by the Company of $10.5 million and issuance by the Company of 300,000 shares of common stock and led to a dismissal with prejudice of all claims against all defendants in the litigation. The final total value of the settlement, based upon the Company’s closing share price for its common stock of $15.12 per share on October 15, 2010, was approximately $15.0 million.

In addition to its primary directors and officers liability (“D&O”) insurance carrier, with which the Company has settled all claims, the Company also maintains D&O insurance with an excess D&O carrier that provides for additional coverage of up to $5.0 million for losses in excess of $10.0 million. To date, the excess D&O carrier has denied coverage of this matter. After failing to reach agreement with the excess D&O carrier concerning the amount of their contribution to the settlement, the Company filed suit against the excess D&O carrier in the second quarter of 2010. This suit is currently in the discovery phase.

Adjusted EBITDA for the first quarter of 2011 was $5.8 million, as compared with $6.8 million in the prior year quarter. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense or income, income taxes, depreciation, amortization, merger expenses, Audit Committee investigation and related expenses (including shareholder litigation expenses) and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the first quarter of 2011 was $927,000, as compared with $769,000 in the prior year quarter.

Income from operations for the first quarter of 2011 was $3.1 million, as compared with $5.6 million in the prior year quarter.

Net interest income for the first quarter of 2011 was $5,000, as compared with $20,000 in the prior year quarter.

Income from continuing operations before income taxes for the first quarter of 2011 was $3.1 million, as compared with $5.6 million in the prior year quarter.

The income tax provision for the first quarter of 2011 was $1.4 million, as compared with $2.3 million in the prior year quarter.

Income from continuing operations after taxes for the first quarter of 2011 was $1.8 million, as compared with $3.3 million in the prior year quarter.

Income from discontinued operations, net of taxes, for the first quarter of 2011 was $5,000, as compared with a loss from discontinued operations, net of taxes, of $53,000 in the prior year quarter.

Net income for the first quarter of 2011 was $1.8 million, as compared with $3.2 million in the prior year quarter.

Net income available to common shareholders represents the Company’s net income excluding any amounts required to be allocated to unvested restricted shares for purposes of calculating earnings per share. Net income available to common shareholders for the first quarter of 2011 was $1.7 million, or $0.19 per basic and diluted common share, as compared with $3.1 million, or $0.36 per basic common share and $0.35 per diluted common share, in the prior year quarter.

Cash and cash equivalents were $41.6 million at March 31, 2011, as compared with $39.6 million at December 31, 2010. There was no debt outstanding at March 31, 2011 or December 31, 2010. Days sales outstanding in accounts receivable were 32 days at March 31, 2011, as compared with 30 days at December 31, 2010. Net cash provided by operating activities for the first quarter of 2011 was $2.8 million, as compared with $4.9 million in the prior year quarter.

Merger Update

On March 2, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valitás Health Services, Inc., a Delaware corporation (“Valitás”), and Whiskey Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Valitás (“Merger Sub”), providing for the acquisition of the Company by Valitás. Subject to the terms and conditions of the Merger Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Valitás.

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company that is issued and outstanding as of immediately prior to the Effective Time (other than shares held by the Company, Valitás or any of their respective subsidiaries or shares held by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be automatically converted into the right to receive $26.00 in cash, without interest (such per share amount, the “Merger Consideration”). As of the Effective Time, all such converted shares of common stock of the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

The consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the approval by the holders of at least a majority of the outstanding shares of Company common stock entitled to vote on the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) receipt of any required approvals or expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) the absence of any law or order prohibiting or otherwise making illegal the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation: (i) the accuracy of the representations and warranties made by the other party to the Merger Agreement, subject to customary materiality qualifiers; and (ii) the compliance by the other party with its obligations and preclosing covenants thereunder, subject to customary materiality qualifiers.

Declaration of Quarterly Dividend

Under the terms of the Merger Agreement discussed above, the Company is prohibited from paying any additional dividends until the Merger closes or the Merger Agreement is terminated.

Stock Repurchase Program

On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. On July 28, 2009, the Company’s Board of Directors authorized the extension of the stock repurchase program by two years through the end of 2011.

There were no repurchases of common stock during the first quarter of 2011. Since the inception of the repurchase program, the Company has repurchased and retired 891,850 shares of its common stock under the repurchase program for approximately $11.2 million. The Company is prohibited under the terms of the Merger Agreement, discussed above, from making any additional repurchases of its common stock until the Merger closes or the Merger Agreement is terminated.

As of April 27, 2011, the Company had approximately 9.3 million shares outstanding.

2011 Guidance

The Company is maintaining its guidance for full-year 2011 results summarized below:

Guidance
For Full Year
2011 Results
	Total Revenues (1)	$635.0 – $645.0 million
	Healthcare expenses (2)	$576.5 – $586.5 million
	Gross margin (2)	$58.5 million
	Selling, general and administrative expenses (3)	$34.0 million
	Depreciation, amortization and interest expense (1)	$4.0 million
	Pre-tax income (1)(2)(3)(4)	$20.5 million
	Income tax provision (1)(4)	$8.7 million
	Net income (4)	$11.8 million

(1)	From continuing and discontinued contracts.
(2)	From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2011.
(3)	Including share-based compensation expense allocated to selling, general and administrative expenses of $1.4 million estimated for 2011.
(4)	Excluding any 2011 expenses related to merger expenses or Audit Committee investigation and related expenses.

Consistent with past practice, the Company’s guidance for full-year 2011 results does not consider the impact of any contracts with potential new customers that have not yet been signed including the Company’s potential new contract with Public Health Trust/Jackson Health System for correctional healthcare services for inmates in Miami-Dade County, Florida. Contracts currently in operation are included in the guidance for full-year 2011 results through the end of the year, unless the Company has previously been notified otherwise by the client.

Conference Call

Due to the pending Merger discussed above, the Company will not be holding a conference call with respect to first quarter 2011 financial results.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.

The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2011 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
  whether or not government agencies continue to privatize correctional healthcare services;
  risks arising from governmental budgetary pressures and funding;
  the possible effect of adverse publicity on the Company’s business;
  increased competition for new contracts and renewals of existing contracts;
  risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
  the Company’s ability to limit its exposure for inmate medical costs, catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
  the Company’s ability to maintain and continually develop information technology and clinical systems;
  the outcome or adverse development of pending litigation, including professional liability litigation;
  the Company’s determination whether to continue the payment of quarterly cash dividends, and if so, at the current amount;
  the Company’s determination whether to repurchase shares under its stock repurchase program;
  the Company’s dependence on key management and clinical personnel;
  risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
  risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
  the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years;
  the Company’s ability to expand its products beyond its traditional correctional health client base;
  the Company’s ability to obtain shareholder approval, regulatory approval and close the merger transaction;
  the inability to complete the merger in a timely fashion;
  the effect of the announcement of the merger transaction on the Company’s business relationships, operating results and business generally; and
  the diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the merger.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

AMERICA SERVICE GROUP INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2011	% of Revenue	2010	% of Revenue
Healthcare revenues	$153,865	100.0	$159,960	100.0
Healthcare expenses	139,761	90.8	144,628	90.4
Gross margin	14,104	9.2	15,332	9.6
Selling, general and administrative expenses	8,682	5.7	8,852	5.5
Merger expenses	1,339	0.9	-	-
Audit Committee investigation and related expenses	43	-	153	0.1
Depreciation and amortization	927	0.6	769	0.5
Income from operations	3,113	2.0	5,558	3.5
Interest income	5	-	20	-
Income from continuing operations before income tax provision	3,118	2.0	5,578	3.5
Income tax provision	1,365	0.9	2,328	1.5
Income from continuing operations	1,753	1.1	3,250	2.0
Income (loss) from discontinued operations, net of taxes	5	-	(53)	-
Net income	$1,758	1.1	$3,197	2.0
Net income available to common shareholders for purposes of calculating earnings per share	$1,741		$3,092

Income (loss) available to common shareholders per common share – basic:
Continuing operations	$0.19		$0.36
Discontinued operations, net of taxes	-		-
Net income (loss) available to common shareholders per common share	$0.19		$0.36

Income (loss) available to common shareholders per common share – diluted:
Continuing operations	$0.19		$0.36
Discontinued operations, net of taxes	-		(0.01)
Net income (loss) available to common shareholders per common share	$0.19		$0.35

Weighted average common shares outstanding:
Basic	9,195		8,660
Diluted	9,323		8,744

AMERICA SERVICE GROUP INC. CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands)

	Mar. 31, 2011	Dec. 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$41,606	$39,584
Accounts receivable: healthcare and other, less allowances	54,054	52,481
Inventories	2,870	2,868
Prepaid expenses and other current assets	14,048	13,750
Current deferred tax assets	-	3,359
Total current assets	112,578	112,042
Property and equipment, net	11,163	11,040
Goodwill	40,772	40,772
Contracts, net	1,588	1,658
Other assets	11,776	11,852
Noncurrent deferred tax assets	244	-
Total assets	$178,121	$177,364

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$23,051	$23,691
Accrued medical claims liability	20,310	23,750
Accrued expenses	42,561	38,810
Deferred revenue	12,377	10,053
Current deferred tax liabilities	1,576	-
Total current liabilities	99,875	96,304
Noncurrent portion of accrued expenses	20,744	20,460
Noncurrent deferred tax liabilities	-	4,836
Total liabilities	120,619	121,600
Stockholders’ equity:
Common stock	93	93
Additional paid-in capital	40,553	40,015
Retained earnings	16,856	15,656
Total stockholders’ equity	57,502	55,764
Total liabilities and equity	$178,121	$177,364

AMERICA SERVICE GROUP INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010
Cash Flows from Operating Activities
Net income	$1,758	$3,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	928	771
Loss on retirement of fixed assets	-	1
Finance cost amortization	8	8
Deferred income taxes	(145)	2,243
Share-based compensation expense	338	432
Changes in operating assets and liabilities:
Accounts receivable, net	(1,573)	(6,023)
Inventories	(2)	141
Prepaid expenses and other current assets	(298)	474
Other assets	69	1,355
Accounts payable	(640)	6,019
Accrued medical claims liability	(3,440)	1,542
Accrued expenses	3,477	(4,560)
Deferred revenue	2,324	(665)
Net cash provided by operating activities	2,804	4,935

Cash Flows from Investing Activities
Capital expenditures	(982)	(1,319)
Net cash used in investing activities	(982)	(1,319)

Cash Flows from Financing Activities
Share repurchases	-	(544)
Issuance of common stock	200	186
Exercise of stock options	-	591
Net cash provided by financing activities	200	233

Net increase in cash and cash equivalents	2,022	3,849
Cash and cash equivalents at beginning of period	39,584	37,655
Cash and cash equivalents at end of period	$41,606	$41,504

AMERICA SERVICE GROUP INC. SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES (Unaudited, in thousands)
	Three Months Ended March 31,
	2011	2010
Healthcare revenues	$(139)	$4,121
Healthcare expenses	(149)	4,209
Gross margin	10	(88)
Depreciation and amortization	1	2
Income (loss) from discontinued operations before income taxes	9	(90)
Income tax provision (benefit)	4	(37)
Income (loss) from discontinued operations, net of taxes	$5	$(53)

AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited, in thousands)

This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.

ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense or income, income taxes, depreciation, amortization, merger expenses, Audit Committee investigation and related expenses (including shareholder litigation expenses) and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

AMERICA SERVICE GROUP INC. DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued) (Unaudited, in thousands) RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2011	2010
Net income	$1,758	3,197
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	5	(35)
Income tax provision	1,365	2,328
Interest income	(5)	(20)
Depreciation and amortization	927	769
Merger expenses	1,339	-
Audit Committee investigation and related expenses	43	153
Share-based compensation expense included in healthcare expenses	14	14
Share-based compensation expense included in selling, general and administrative expenses	324	418
Adjusted EBITDA	$5,770	$6,824

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of GAAP, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended March 31,
	2011	2010
Healthcare revenues	$153,865	$159,960
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	(139)	4,121
Total Revenues	$153,726	$164,081

AMERICA SERVICE GROUP INC. DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued) (Unaudited, in thousands) RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended March 31,
	2011	2010
Healthcare expenses	$139,761	$144,628
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	(149)	4,209
Share-based compensation expense included in healthcare expenses	(14)	(14)
Total Healthcare Expenses	$139,598	$148,823

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended March 31,
	2011	2010
Gross margin	$14,104	$15,332
Gross margin included in income (loss) from discontinued operations, net of taxes	10	(88)
Share-based compensation expense included in gross margin	14	14
Total Gross Margin	$14,128	$15,258

CONTACT:
America Service Group Inc.
Richard Hallworth, 615-376-0669
President and Chief Executive Officer
or
Michael W. Taylor, 615-376-0669
Executive Vice President and Chief Financial Officer